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Exhibit 10.2

PROVIDENT BANKSHARES

2002 EXECUTIVE VICE PRESIDENTS INCENTIVE PLAN

I.	Objective:	The purpose of this plan is to relate incentive compensation paid to bank executive management with the achievement of profitability objectives and predefined goals of the company.
II.	Participants:	This plan shall apply to the levels of management defined below:
Executive Vice President

To be eligible for benefits under this plan each participant must be employed in one of the above categories. For those employed in one of the above categories less than one full year the amount will be pro-rated based on the actual number of full calendar months employed in one of the above categories.
III.	Plan Description:	A.	Performance Measures
1.
Corporate
a. the criteria to be used for the corporate performance measure shall be the Earnings Per Share Target as determined by the Board of Directors.
b. The target to be used in computing incentive compensation will be achievement of a minimum of 90% of the Earnings Per Share target. The maximum will be 110% of the Earnings Per Share target.
2.
Individual
a. the criteria to be used for the individual performance measure should be based on achievement of pre-defined goals. These goals will be set with Executive Management and shall include, but not be limited to, the following:
				(1)	Management of the Company—with particular emphasis on retention and development of key personnel.
				(2)	New Initiatives—to include acquisition or development of new businesses appropriate to the Company's strategic plan.
				(3)	Financial Progress—including improvement in ROA, ROE, corporate efficiency goals, net income targets and shareholder value.
				(4)	Risk Management—including prevention and/or resolution of litigation or compliance exceptions, execution of property sales or acquisitions, and use of derivatives for hedging interest rate risk, etc.

		B.	Incentive Compensation Computation
			1.	Corporate Performance
a. Minimum—the minimum incentive compensation will be payable under this plan when 90% of the Earnings Per Share target of the corporation is achieved.
b. Maximum—the maximum incentive compensation will be payable under this plan when 110% of the Earnings Per Share target is achieved.
c. 75% of the calculated award is paid automatically.
			2.	Individual Performance
a. The remaining 25% of the calculated award shall be paid based on Executive Management's determination of annual performance results by the participants under the plan.
			3.	After final determination of the incentive compensation due to participants, all amounts shall be rounded upwards to the nearest $100.
IV.	Payment of Benefits:	A.
Applicability: 75% of the calculated award is automatically paid to each eligible participant pro-rated for full months of service worked in the plan year. The remaining 25% of the calculated award may be awarded on an individual basis, meaning that any payment to one member of executive management shall not create any further obligation or entitlement of other members of executive management to receive incentive compensation under this plan.
		B.	Timing: all incentive compensation payable under this plan shall be paid to participants within two weeks after receipt of certified earnings.
C.
Deferral: it is intended that all or part of the compensation payable under this plan may be deferred by participants under separate agreement with the corporation. Any decision to defer incentive compensation must be made at the inception of the current year's plan. Access to deferred moneys is guided by IRS regulations applicable to Section 401(k) of the Internal Revenue Code.
V.	Attachments:
Each year a schedule must be attached to this plan showing target threshold, budget and the maximum levels of incentive compensation set by the Board of Directors. This attachment shall be an integral part of this plan.

PROVIDENT BANKSHARES
2002 EXECUTIVE VICE PRESIDENTS PLAN
ATTACHMENT

Earnings Per Share Target

Threshold*	Budget	Maximum
$1.69	$1.88	$2.07

Maximum Award Calculation as
Percentage of Base Salary**

	Threshold	Budget	Maximum
	10%	40%	70%
Paid Automatically	7.5%	30%	52.5%
Paid Based on Individual Goal Achievement	2.5%	10%	17.5%

Participants

Executive Vice Presidents	Dick Oppitz
Dennis Starliper
*
90% of Earnings Per Share

**
75% of minimum award calculation is paid out automatically for achievement of Earnings Per Share target. The remaining 25% is based on individual achievement of annually defined goals.

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  Exhibit 10.2
PROVIDENT BANKSHARES 2002 EXECUTIVE VICE PRESIDENTS INCENTIVE PLAN
PROVIDENT BANKSHARES 2002 EXECUTIVE VICE PRESIDENTS PLAN ATTACHMENT Earnings Per Share Target
Maximum Award Calculation as Percentage of Base Salary
Participants